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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-41989, 33-41990, 33-96506, 333-01668, 333-31855,
333-31857 and 333-64222) and Form S-3 (No. 33-82292 and 333-80927) of Panera
Bread Company of our report dated March 9, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

St. Louis, MO
March 9, 2006